Second SUPPLEMENTAL AGREEMENT
dated 30 November 2020
between
U. S. STEEL KOŠICE, S.R.O.
FERROENERGY S.R.O.
and
COMMERZBANK FINANCE & COVERED BOND S.A
as Facility Agent
relating to an up to EUR460,000,000 credit agreement
dated 26 September 2018, as amended and restated by a supplemental agreement dated 23 December 2019

Allen & Overy Bratislava, s.r.o.
0082417-0000251 EUO1: 2001692617.6

Schedule

1. Conditions precedent to Effective Date	5
2. Amended Credit Agreement	6

Signatories	1

THIS AGREEMENT is dated 30 November 2020 and made
BETWEEN:
(1)U. S. STEEL KOŠICE, S.R.O. (U. S. Steel Košice, s.r.o.) with its registered seat at Vstupný areál U. S. Steel, Košice 044 54, Slovak Republic, registered in the Commercial Register of District Court Košice I, insert No. 11711/V, section Sro, company identification number (IČO): 36 199 222 as borrower (the Company);
(2)FERROENERGY S.R.O. (Ferroenergy s.r.o.), with its registered seat at Vstupný areál U. S. Steel, Košice 044 54, Slovak Republic, registered in the Commercial Register of District Court Košice I, insert No. 40717/V, section Sro, company identification number (IČO): 50 720 937 as guarantor (the Guarantor); and
(3)COMMERZBANK FINANCE & COVERED BOND S.A., with its seat at 25, rue Edward Steichen, 2540 Luxembourg as the agent of the Finance Parties under and as defined in the Credit Agreement defined below (the Facility Agent).
BACKGROUND
(A)This Agreement is supplemental to and amends a credit agreement dated 26 September 2018 between, among others, the Company and the Facility Agent, as amended and restated by a supplemental agreement dated 23 December 2019 (the Credit Agreement).
(B)The Lenders (as defined in the Credit Agreement) have consented to the amendments to the Credit Agreement contemplated by this Agreement. Accordingly, the Facility Agent is authorised to execute this Agreement on behalf of the Finance Parties.
IT IS AGREED as follows:
1.Interpretation
1.1Definitions
In this Agreement:
Amended Credit Agreement means the Credit Agreement as amended and restated by this Agreement.
Effective Date means the date on which the Facility Agent notifies the Company that it has received all of the documents set out in Schedule 1 (Conditions precedent to Effective Date) in form and substance satisfactory to the Facility Agent.
Supplemental Fee Letter means the letter dated on or about the date of this Agreement between the Company and the Lenders setting out the amount of the fee referred to in Clause 4 (Fees).
1.2Construction
(a)Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.
(b)The provisions of clauses 1.2 (Construction), 1.3 (Third party rights), 1.4 (Slovak terms) and 41 (Enforcement) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Credit Agreement are to be construed as references to this Agreement.

2.Amendments
(a)Subject as set out below, the Credit Agreement will be amended from the Effective Date so that it reads as if it were restated in the form set out in Schedule 2 (Amended Credit Agreement).
(b)The Facility Agent shall notify the Company and the Lenders of the occurrence of the Effective Date as soon as reasonably practicable.
(c)If the Facility Agent fails to give the notification under paragraph (b) above on or before 31 December 2020, the Credit Agreement will not be amended in the manner contemplated by this Agreement.
3.Representations
3.1Representations
Each Obligor makes the representations and warranties set out in this Clause 3 to each Finance Party on the date of this Agreement. References in this Clause to it or its include, unless the context otherwise requires, each Obligor.
3.2Binding obligations
(a)The obligations expressed to be assumed by it in this Agreement and the other Finance Documents being entered into in connection with this Agreement are, legal, valid, binding and enforceable obligations; and
(b)this Agreement and the other Finance Documents being entered into in connection with this Agreement are in the proper form for its enforcement in the Republic if accompanied by a certified Slovak translation, save that enforcement of its obligations under this Agreement and the other Finance Documents being entered into in connection with this Agreement may be affected by insolvency, bankruptcy and similar laws affecting the rights of creditors generally.
3.3Non-conflict with other obligations
(a)The execution, delivery and performance by it of, and the transactions contemplated by, this Agreement and the other Finance Documents being entered into in connection with this Agreement it is party to will not:
(i)violate in any respect any provision of:
(A)any applicable law or regulation of the Republic or any order of any governmental, judicial or public body or authority in the Republic binding on it;
(B)the laws and documents incorporating and constituting it; or
(C)any security agreement, agreement or other financial undertaking or instrument to which it is a party to or which is binding upon it or any Assets of it; or
(b)to the best of its knowledge result in the creation or imposition of any Security Interest on any Assets of it pursuant to the provisions of any security agreement, agreement or other undertaking or instrument to which it is a party or which is binding upon it.

3.4Power and authority
It has the power to enter into, perform and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the other Finance Documents being entered into in connection with this Agreement to which it is or will be a party to and the transactions contemplated by those Finance Documents.
3.5Validity and admissibility in evidence
The Company represents that all authorisations and other requirements of governmental, judicial and public bodies and authorities required by any member of the Group or advisable:
(a)in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Finance Documents being entered into in connection with this Agreement; or
(b)to make this Agreement and the other Finance Documents being entered into in connection with this Agreement to which it is a party admissible in evidence in the Republic, have been obtained or effected and are in full force and effect.
3.6.Financial projections
The financial projections contained in the information package delivered by the Company to the Facility Agent on 20 October 2020 have been prepared on the basis of recent historical information and reasonable assumptions.
3.7Credit Agreement
Each Obligor, or where so stated, the relevant Obligor, confirms to each Finance Party that on the date of this Agreement and on the Effective Date, the Repeating Representations (other than in respect of the same representations given in clauses 18.3 (Powers and authority), 18.4 (Legal validity) and 18.5 (Non-conflict) of the Credit Agreement):
(a)are true; and
(b)would also be true if references to the Credit Agreement are construed as references to the Amended Credit Agreement.
In each case, each Repeating Representation shall be deemed to be made by reference to the facts and circumstances then existing and, in the case of the confirmation made on the date of this Agreement, as if the Effective Date had occurred.
4.FEES
The Company shall pay to the Facility Agent for the account of the Lenders a consent fee in an amount and at a time referred to in the Supplemental Fee Letter.
5.CONSENTS
On the Effective Date, each Obligor:
(a)confirms its acceptance of the Amended Credit Agreement;
(b)agrees that it is bound as an Obligor by the terms of the Amended Credit Agreement; and

(c)in respect of the Guarantor only, confirms that its guarantee :
(i)continues in full force and effect on the terms of the Amended Credit Agreement; and
(ii)extends to the obligations of the Obligors under the Finance Documents (including the Amended Credit Agreement).
6.SECURITY
(a)On the Effective Date, the Company confirms that:
(i)any Security Interest created by it under the Transaction Security Documents extends to the obligations of the Obligors under the Finance Documents (including the Amended Credit Agreement) subject to any limitations set out in the Transaction Security Documents;
(ii)the obligations of the Obligors arising under the Amended Credit Agreement are included in the Secured Liabilities (as defined in the Transaction Security Documents) subject to any limitations set out in the Transaction Security Documents; and
(iii)the Security Interests created under the Transaction Security Documents continue in full force and effect on the terms of the respective Transaction Security Documents.
(b)No part of this Agreement will create, creates or is intended to create, a registrable Security Interest.
7.MISCELLANEOUS
(a)Each of this Agreement, the Amended Credit Agreement and the Supplemental Fee Letter is a Finance Document.
(b)Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and, from the Effective Date, the Credit Agreement and this Agreement will be read and construed as one document.
(c)Each Obligor confirms that The London Law Agency Limited continues to be effectively appointed as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document in accordance with clause 41.2 (Service of process) of the Credit Agreement.
8.GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
THIS Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT TO EFFECTIVE DATE
Finance Documents
1.This Agreement.
2.The Supplemental Fee Letter.
Other
3.Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the Effective Date.
4.A copy of any other authorisation or other document, opinion or assurance that the Facility Agent, acting reasonably, considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

SCHEDULE 2

AMENDED CREDIT AGREEMENT

SIGNATORIES
Obligors

U. S. STEEL KOŠICE, S.R.O. as the Company
By: /s/ Silvia Gaalova	By: /s/ Elena Petraskova
Name: Silvia Gaalova	Name: Elena Petraskova
Title: company executive	Title: company executive

0082417-0000251 BT:2795145	[Signatory pages to the Second Supplemental Agreement]

FERROENERGY S.R.O. as Guarantor
By: /s/ Eduard Grecner	By: /s/ Jan Novak
Name: Eduard Grecner	Name: Jan Novak
Title: company executive	Title: company executive

0082417-0000251 BT:2795145	[Signatory pages to the Second Supplemental Agreement]

Facility Agent

COMMERZBANK FINANCE & COVERED BOND S.A.
By: /s/ Richard Faber	By: /s/ Christina Meiers
Name: Richard Faber	Name: Christina Meiers
Title: Assistant Vice President	Title: Assistant Vice President

0082417-0000251 BT:2795145	[Signatory pages to the Second Supplemental Agreement]